                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 24, 1998


                            FELCOR SUITE HOTELS, INC.
             (Exact name of registrant as specified in its charter)



           MARYLAND                     1-14236                  72-2541756
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
       incorporation)                                        Identification No.)

545 E. JOHN CARPENTER FREEWAY, SUITE 1300, IRVING, TEXAS           75062
     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:     (972) 444-4900


                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

         On March 24, 1998, FelCor Suite Hotels, Inc. ("FelCor") announced that, on March 23, 1998, it had entered into an Agreement and Plan of Merger (the "Merger Agreement") with Bristol Hotel Company ("Bristol"). Under the Merger Agreement, Bristol will be merged with and into FelCor. The merger was unanimously approved by the boards of both companies subject to final documentation. The merger is expected to close near the end of June 1998.

         Bristol is one of the largest owner/operators of full-service hotels in the United States. Bristol operates 101 hotels in 22 states and Canada, of which 89 are owned or leased. Bristol's hotels are primarily full-service hotels that operate in the midscale to upscale segments of the lodging industry. Bristol is the largest franchisee of Holiday Hospitality Corporation ("Holiday Hospitality") branded of hotels, including Crowne Plaza(R), Holiday Inn Select(R) and Holiday Inn(R), and also operates 19 hotels under other brands, including Hampton Inn(R), Courtyard by Marriott(R) and Fairfield Inn(R). Bristol has also entered into an agreement with Omaha Hotel, Inc. to acquire by merger 20 hotels (the "Omaha Acquisition"), 14 of which are operated under Holiday Hospitality brands. The Omaha Acquisition is expected to close at the end of April 1998. In November 1997, Bristol commenced a $400 million renovation and rebranding program for 51 of its hotels. This program is expected to be substantially completed by the end of 1999 and to result in the rebranding of 20 hotels to the Crowne Plaza brand.

         In the merger, FelCor will acquire Bristol's hotel properties in return for approximately 31.1 million newly issued shares of FelCor's common stock based upon an exchange ratio of 0.685 shares of common stock of FelCor for each share of common stock of Bristol. FelCor will also assume approximately $0.8 billion in Bristol debt. When completed, FelCor is expected to have a market capitalization of approximately $3.9 billion (based upon the closing price of FelCor common stock of $36 1/8 per share on March 23, 1998, and including $1.5 billion in debt) and to own 193 hotels with more than 49,000 rooms, including announced pending acquisitions. The merger is expected to be accretive to FelCor's funds from operations for 1998 and 1999 despite the ongoing renovation program by Bristol. A special cash distribution of Bristol's accumulated earnings and profits is expected to be paid to the shareholders of the merged company at the end of 1998.

         Prior to the merger, Bristol will spin-off to its shareholders, as a taxable dividend, all of its hotel operating business into a separate publicly traded company named Bristol Hotels & Resorts ("BHR"). BHR will become one of FelCor's two major tenants, with leases on all of the Bristol hotels included in the merger. The initial terms of these leases will be from five to fifteen years, with optional renewals upon the same terms of up to a total term of 15 years. BHR will continue to be Holiday Hospitality's largest franchisee and will commit to add 8,700 Holiday-branded rooms over the next five years to its portfolio. It is expected that BHR and FelCor will work together in the acquisition and leasing of additional hotels.

         At the closing of the merger, FelCor's common stock will be owned approximately 56% by FelCor shareholders and 44% by Bristol shareholders. Affiliates of Bass plc and Hampstead Group, which each currently own 32% of Bristol, will each have an approximate 13% equity stake in FelCor. Both of these Bristol investors have agreed to vote their shares in favor of the merger. Bass plc and its subsidiaries will reduce their ownership in BHR to 9.9%, in order to ensure FelCor's compliance with REIT requirements. Outstanding Bristol options will be split into options for both FelCor and BHR shares. The existing vesting schedules will continue with no options vesting for change of control. Future service with either company will satisfy vesting requirements.

         Fairness opinions have been received from FelCor's investment advisor, BT Wolfensohn, and Bristol's investment advisor, Merrill Lynch.

         The proposed merger is subject to shareholder approval and other customary conditions. FelCor and BHR will be completely independent public companies with no overlap in managements or boards of directors. However, three current Bristol board members will become FelCor board members upon the merger and not serve on BHR's board: Donald J. McNamara, Chairman of The Hampstead Group; Richard C. North, Financial Director of Bass plc; and Robert H. Lutz, Jr. Chairman and CEO of Amresco, Inc. Both companies will maintain their existing headquarters facilities in Dallas. FelCor will continue to operate as a REIT. BHR will operate as a C-corporation and will apply for listing on the New York Stock Exchange.

         Under the Merger Agreement, a break-up fee of $65 million, subject to certain limitations, must be paid by either Bristol or FelCor if the Merger Agreement is terminated due to its breach of a representation, warranty or covenant that cannot be cured by September 30, 1998, if its board of directors withdraws its recommendation of the Merger or recommends a competing proposal or takes certain other actions in pursuit of a competing transaction.

         Pursuant to certain requirements in the Merger Agreement, on April 21, 1998, FelCor agreed to lend $120 million to Bristol, at LIBOR plus 2%, in order to fund (i) the cash portion of the purchase price and prepayment of certain debt assumed as a result of the Omaha Acquisition, (ii) the purchase of a Holiday Inn hotel, (iii) the prepayment by Bristol of $30 million of senior debt, and (iv) $33 million of Bristol's on-going renovation costs. Loan advances will be made when needed for their designated uses. The loan will be secured by mortgages on hotels, and pledges of ownership interests in entities that own hotels, valued in excess of $100 million, net of first lien debt. The loan will be due 120 days after termination of the Merger Agreement for any reason, except that if FelCor's shareholders fail to approve the Merger, up to $56.2 million of the loan would be converted to an unsecured debt of Bristol due December 31, 2003.

         The merger is expected to add 109 primarily full-service hotels with more than 28,000 rooms to FelCor's portfolio and create a new significant relationship for FelCor with BHR and Bass plc through Holiday Hospitality and Bass's recently announced pending acquisition of Inter-Continental. The average Bristol hotel has 266 rooms and more than 8,000 square feet of meeting space. The average cost to FelCor of the hotels to be acquired in the merger is approximately $66,000 per room.

         In addition to its current standing as the largest owner of hotels branded by Promus Hotels, Inc. ("Promus"), FelCor expects to become, as a result of the merger, the world's largest owner of Holiday Hospitality branded hotels. FelCor expects to change its name upon closing of the transaction to "FelCor Lodging Trust Incorporated" or a similar name.

         The following table sets forth certain information with respect to each of the hotels that FelCor expects to acquire from Bristol.

                                                                                             NUMBER
                              HOTEL NAME                                  LOCATION          OF ROOMS
                              ----------                                  --------          --------
OWNED OR LEASED HOTELS

Holiday Inn -- Montgomery.........................................    Montgomery, AL           213
Holiday Inn -- Texarkana I-30.....................................    Texarkana, AR            210
Days Inn -- Flagstaff.............................................    Flagstaff, AZ            157
Fairfield Inn -- Downtown Scottsdale..............................    Scottsdale, AZ           218
Holiday Inn -- Santa Barbara......................................    Santa Barbara, CA        160
Holiday Inn Select -- Irvine/Orange County Airport (2)............    Irvine, CA               334
Holiday Inn Select -- Pleasanton(1)...............................    Pleasanton, CA           244
Holiday Inn -- San Diego on the Bay...............................    San Diego, CA            600
Holiday Inn -- San Jose North.....................................    San Jose, CA             305
Holiday Inn -- San Francisco Financial District(2)................    San Francisco, CA        565
Holiday Inn -- San Francisco Fisherman's Wharf....................    San Francisco, CA        584
Holiday Inn Select -- San Francisco Union Square(1)...............    San Francisco, CA        400
Holiday Inn Express -- Colorado Springs Central...................    Colorado Springs, CO     207
Ramada Inn -- Colorado Springs North..............................    Colorado Springs, CO     220
Holiday Inn -- Hartford Downtown(1)...............................    Hartford, CT             342
Holiday Inn Select -- Stamford....................................    Stamford, CT             383
Holiday Inn -- Washington D.C. Downtown...........................    Washington, D.C.         208
Holiday Inn Select -- Cocoa Beach Oceanfront Resort...............    Cocoa Beach, FL          500
Holiday Inn -- Nikki Bird.........................................    Kissimmee, FL            529
Holiday Inn Select -- Miami International Airport(1)..............    Miami, FL                304
Holiday Inn Select -- Orlando International Airport...............    Orlando, FL              288
Holiday Inn -- Orlando International Drive Resort.................    Orlando, FL              652
Holiday Inn -- Orlando North/Winter Park..........................    Orlando, FL              200
Holiday Inn -- Near Busch Gardens(R) Tampa........................    Tampa, FL                395
Courtyard by Marriott -- Downtown Atlanta.........................    Atlanta, GA              211
Fairfield Inn -- Downtown Atlanta.................................    Atlanta, GA              242
Holiday Inn -- Atlanta Airport North..............................    Atlanta, GA              493
Harvey Hotel -- Atlanta Powers Ferry(1)...........................    Atlanta, GA              296
Crowne Plaza -- Atlanta Airport...................................    Atlanta, GA              378
Holiday Inn Select -- Atlanta Perimeter Dunwoody..................    Atlanta, GA              250
Holiday Inn Express -- Atlanta I-20 East..........................    Atlanta, GA              167
Holiday Inn Express -- Atlanta Northeast..........................    Atlanta, GA              199
Holiday Inn -- Atlanta South/Jonesboro............................    Atlanta, GA              180
Holiday Inn -- Columbus Airport North.............................    Columbus, GA             223
Hampton Inn -- Marietta...........................................    Marietta, GA             140
Allerton Hotel -- Chicago(2)......................................    Chicago, IL              378
Chateau LeMoyne -- New Orleans Holiday Inn........................    New Orleans, LA          171
Holiday Inn -- New Orleans French Quarter.........................    New Orleans, LA          276
Holiday Inn Select -- Boston Government Center(2).................    Boston, MA               303
Holiday Inn -- Kansas City Northeast..............................    Kansas City, MO          167
Holiday Inn -- Westport...........................................    St. Louis, MO            167
Holiday Inn -- Jackson Southwest..................................    Jackson, MS              289
Crowne Plaza -- Downtown Jackson..................................    Jackson, MS              354
Hampton Inn -- Jackson North......................................    Jackson, MS              119
Harvey Hotel & Suites -- Jackson North............................    Jackson, MS              224
Whispering Woods Hotel and Conference Center......................    Olive Branch, MS         181
Holiday Inn -- Albuquerque Mountainview...........................    Albuquerque, NM          360
Holiday Inn Select -- Philadelphia Center City(1).................    Philadelphia, PA         445
Holiday Inn -- Independence Mall..................................    Philadelphia, PA         364
The Mills House Hotel -- Charleston Holiday Inn...................    Charleston, SC           214
Holiday Inn -- Columbia Airport...................................    Columbia, SC             148
Holiday Inn Select -- Greenville (Roper)(1).......................    Greenville, SC           208
Holiday Inn -- Spartanburg West...................................    Spartanburg, SC          224
Holiday Inn -- Chattanooga Southeast I-75.........................    Chattanooga, TN          230
Holiday Inn -- Knoxville West.....................................    Knoxville, TX            242
Holiday Inn Select -- Nashville Opryland/Airport(2)...............    Nashville, TN            384
Holiday Inn -- Amarillo I-40......................................    Amarillo, TX             247
Holiday Inn -- Austin Town Lake...................................    Austin, TX               320
Holiday Inn -- Beaumont Midtown I-10..............................    Beaumont, TX             190
Bristol House -- Dallas...........................................    Dallas, TX               127
Fairfield Inn -- Dallas Regal Row.................................    Dallas, TX               204
Harvey Hotel -- Dallas............................................    Dallas, TX               313
Harvey Hotel -- Addison...........................................    Dallas, TX               429
Crowne Plaza -- Dallas (1)........................................    Dallas, TX               295
Hampton -- Downtown Dallas/West End...............................    Dallas, TX               311
Harvey Hotel -- Dallas Brookhollow(1).............................    Dallas, TX               354
Courtyard by Marriott -- Houston Near The Galleria................    Houston, TX              209
Fairfield Inn -- Houston Near The Galleria........................    Houston, TX              107
Holiday Inn Select -- Houston Near Greenway Plaza.................    Houston, TX              355
Holiday Inn -- Medical Center(1)..................................    Houston, TX              297
Fairfield Inn -- Houston I-10 East................................    Houston, TX              160
Holiday Inn -- Houston Intercontinental Airport...................    Houston, TX              413
Hampton Inn -- Houston I-10 East..................................    Houston, TX               90
Holiday Inn Select -- Houston I-10 West(2)........................    Houston, TX              349
Harvey Suites -- Houston Medical Center(3)........................    Houston, TX              285
Harvey Suites -- DFW Airport......................................    Irving, TX               164
Harvey Hotel -- DFW Airport.......................................    Irving, TX               506
Harvey Hotel -- Plano.............................................    Plano, TX                279
Holiday Inn -- Plano..............................................    Plano, TX                161
Holiday Inn -- San Antonio Downtown...............................    San Antonio, TX          314
Holiday Inn Select -- San Antonio International Airport...........    San Antonio, TX          397
Holiday Inn -- Waco I-35..........................................    Waco, TX                 171
Holiday Inn -- Salt Lake City Airport.............................    Salt Lake City, UT       190
Holiday Inn -- Cambridge..........................................    Cambridge, Ontario       139
Holiday Inn Select -- Toronto Airport.............................    Toronto, Ontario         444
Holiday Inn -- Kitchener Waterloo.................................    Kitchener, Ontario       182
Holiday Inn -- Peterborough -- Waterfront.........................    Peterborough, Ontario    154
Holiday Inn -- Sarnia.............................................    Sarnia, Ontario          151
Holiday Inn -- Toronto Yorkdale...................................    Toronto, Ontario         370

                                                                                             NUMBER
                              HOTEL NAME                                  LOCATION          OF ROOMS
                              ----------                                  --------          --------

PENDING OMAHA ACQUISITION HOTELS
Holiday Inn -- Omaha Central I-80.................................    Omaha, NE                383
Hampton Inn -- Omaha Central......................................    Omaha, NE                132
Homewood Suites -- Omaha..........................................    Omaha, NE                116
Holiday Inn -- Omaha Northwest....................................    Omaha, NE                213
Hampton Inn -- Omaha Southwest....................................    Omaha, NE                131
Holiday Inn Express & Suites -- Omaha SW..........................    Omaha, NE                 78
Hampton Inn -- Moline.............................................    Moline, IL               138
Holiday Inn Express -- Moline Airport.............................    Moline, IL               111
Holiday Inn -- Moline Airport.....................................    Moline, IL               216
Holiday Inn -- Davenport..........................................    Davenport, Iowa          287
Hampton Inn -- Davenport..........................................    Davenport, Iowa          132
Holiday Inn -- Hays...............................................    Hays, KS                 190
Hampton Inn -- Hays...............................................    Hays, KS                 116
Holiday Inn -- Salina.............................................    Salina, KS               192
Holiday Inn Express & Suites -- Salina I-70.......................    Salina, KS                93
Holiday Inn -- Great Bend.........................................    Great Bend, KS           175
Holiday Inn Express -- Colby......................................    Colby, KS                 72
Holiday Inn -- Midland Country Villa..............................    Midland, TX              250
Holiday Inn Hotel & Suites -- Odessa Centre.......................    Odessa, TX               245
Holiday Inn Express & Suites -- Odessa Parkway....................    Odessa, TX               186

---------------

     (1) These hotels are expected to be converted to Crowne Plaza hotels during 1998.

     (2) These hotels are expected to be converted to Crowne Plaza hotels during 1999.

     (3) This hotel is expected to be converted to a Holiday Inn and Suites during 1998.

     The consolidated financial statements of Bristol as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996, the consolidated statements of income, of changes in stockholders' equity and of cash flows for Bristol and for the eleven months ended December 31, 1995 and the combined statements of income and cash flows for Harvey Hotel Companies for the one month ended January 31, 1995, are included in this Form 8-K, commencing on page F-1. See "Index to Financial Statements" below.


     Certain matters discussed herein and the information incorporated by reference herein, may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, (the "Securities Act") and the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of FelCor to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause the actual results, performance or achievements of FelCor to differ materially from FelCor's expectations are disclosed in other filings of FelCor under the Securities Act and the Exchange Act ("Cautionary Statements"). All forward-looking statements attributable to FelCor are expressly qualified in their entirety by the Cautionary Statements.

ITEM 7.   EXHIBITS

     (c) Exhibits. The following exhibits are furnished in accordance with Item 601 of Regulation S-K:



Exhibit No.                            Description
      2.1      Agreement and Plan of Merger by and between FelCor Suite Hotels,
               Inc. and Bristol Hotel Company dated as of March 23, 1998

     23.1      Consent of Arthur Andersen LLP

     23.2      Consent of Price Waterhouse LLP

                         INDEX TO FINANCIAL STATEMENTS
                                                                      Page
                                                                      ----

Consolidated Financial Statements of Bristol Hotel Company:
     Report of Arthur Andersen LLP                                     F-1
     Report of Price Waterhouse LLP                                    F-2
     Consolidated balance sheets                                       F-3
     Consolidated and combined statements of income                    F-4
     Consolidated and combined statements of changes
          in stockholders' equity                                      F-5
     Consolidated and combined statements of cash flows                F-6
     Notes to consolidated and combined financial statements           F-8

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Bristol Hotel Company

We have audited the accompanying consolidated balance sheets of Bristol Hotel Company (a Delaware corporation) as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bristol Hotel Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




ARTHUR ANDERSEN LLP

Dallas, Texas
    February 6, 1998 (except with respect
    to the matter discussed in Note 20 as
    to which the date is March 25, 1998)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Bristol Hotel Company

In our opinion, the accompanying consolidated statements of income, of changes in stockholders' equity and of cash flows for Bristol Hotel Company and its subsidiaries ("Company") and the combined statements of income and cash flows for Harvey Hotel Companies ("Predecessor") present fairly, in all material respects, the results of operations and cash flows of the Company and its Predecessor for the eleven months ended December 31, 1995 and for the one month ended January 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company and its Predecessor's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Bristol Hotel Company and its subsidiaries for any period subsequent to December 31, 1995.





PRICE WATERHOUSE LLP


Dallas, Texas
February 23, 1996

                             BRISTOL HOTEL COMPANY

                          CONSOLIDATED BALANCE SHEETS

                             (Dollars in thousands)

                                                                         December 31,  December 31,
                                                                            1997          1996
                                                                         ------------  ------------
                                       ASSETS

Current assets
   Cash and cash equivalents ..........................................   $   86,167   $    4,666
   Trading securities .................................................          103          116
   Accounts receivable (net of allowance of $2,259 and $344)  .........       31,305       10,501
   Inventory ..........................................................        8,286        3,320
   Deposits ...........................................................        7,569        5,404
   Other current assets ...............................................        1,626          950
                                                                          ----------   ----------
              Total current assets ....................................      135,056       24,957
                                                                          ----------   ----------

Property and equipment (net of accumulated depreciation
   of $76,172 and $31,071)  ...........................................    1,439,167      552,564

Other assets
   Restricted cash ....................................................        9,283        3,069
   Investments in joint ventures, net .................................       12,396           --
   Goodwill (net of accumulated amortization of $891) .................       52,773           --
   Deferred charges and other noncurrent assets (net of
       accumulated amortization of $1,965 and $2,144) .................       17,963       12,198
                                                                          ----------   ----------

              Total assets ............................................   $1,666,638   $  592,788
                                                                          ==========   ==========

                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Current portion of long-term debt ..................................   $    8,455   $   15,769
   Accounts payable and accrued expenses ..............................       27,366       10,626
   Accrued construction costs .........................................        1,330        4,797
   Accrued property, sales and use taxes ..............................       15,911        7,346
   Accrued insurance reserves .........................................        9,530        6,920
   Advance deposits ...................................................        1,156          278
                                                                          ----------   ----------
              Total current liabilities ...............................       63,748       45,736
                                                                          ----------   ----------

Long-term debt, excluding current portion .............................      708,864      216,925
Deferred income taxes .................................................      242,530       75,619
Other liabilities .....................................................        2,702        2,351
                                                                          ----------   ----------
              Total liabilities .......................................    1,017,844      340,631
                                                                          ----------   ----------

Common stock ($.01 par value; 150,000,000 shares
   authorized, 45,734,472 and 24,848,760 shares issued
   at December 31, 1997 and 1996, respectively, and
   43,641,401 and 24,848,760 shares outstanding at
   December 31, 1997 and 1996, respectively)  .........................          436          166
Additional paid-in capital ............................................      606,935      231,181
Cumulative translation adjustment .....................................          286           --
Retained earnings .....................................................       41,137       20,810
                                                                          ----------   ----------
              Total stockholders' equity ..............................      648,794      252,157
                                                                          ----------   ----------

              Total liabilities and stockholders' equity ..............   $1,666,638   $  592,788
                                                                          ==========   ==========


              The accompanying notes are an integral part of these consolidated balance sheets.

                             BRISTOL HOTEL COMPANY
                       CONSOLIDATED STATEMENTS OF INCOME
                      HARVEY HOTEL COMPANIES (PREDECESSOR)
                         COMBINED STATEMENTS OF INCOME
                (Dollars in thousands, except per share amounts)


                                                                                                                  HARVEY HOTEL
                                                                      BRISTOL HOTEL COMPANY                        COMPANIES
                                                  ----------------------------------------------------------    -----------------
                                                                                                Eleven
                                                      Year Ended           Year Ended        Months Ended          Month Ended
                                                  December 31, 1997    December 31, 1996   December 31, 1995    January 31, 1995
                                                  -----------------    -----------------   -----------------    -----------------
REVENUE:
  Rooms ......................................... $         377,380    $         149,794   $         115,771    $           4,006
  Food and beverage .............................            92,596               44,344              36,070                1,505
  Management fees ...............................             4,948                2,513               1,382                   34
  Other .........................................            29,594               15,189              11,972                  398
                                                  -----------------    -----------------   -----------------    -----------------
    Total revenue ...............................           504,518              211,840             165,195                5,943
                                                  -----------------    -----------------   -----------------    -----------------

OPERATING COSTS AND EXPENSES:
  Departmental expenses:
    Rooms .......................................           105,063               37,706              32,692                1,124
    Food and beverage ...........................            69,766               31,282              27,118                1,006
    Other .......................................             9,326                4,528               4,258                   49
  Undistributed operating expenses:
    Administrative and general ..................            44,255               18,266              16,184                  186
    Marketing ...................................            34,439               15,555              12,070                  393
    Property operating costs ....................            44,303               17,499              16,313                  360
    Property taxes, rent and insurance ..........            35,330               10,903               8,425                  269
    Depreciation and amortization ...............            39,690               18,377              13,505                  309
    Corporate expense ...........................            24,450               10,958               8,035                  315
                                                  -----------------    -----------------   -----------------    -----------------
Operating income ................................            97,896               46,766              26,595                1,932
                                                  -----------------    -----------------   -----------------    -----------------

Other (income) expense:
  Interest expense ..............................            44,591               18,616              18,374                  652
  Equity in income of joint ventures ............            (1,916)                  --                  --                   --
  Other .........................................                --                   --                 257                   --
                                                  -----------------    -----------------   -----------------    -----------------

Income before minority interest, income taxes,
   extra-ordinary items and pro forma income
   taxes ........................................            55,221               28,150               7,964                1,280
Minority interest ...............................                --                   --                 173                   --
                                                  -----------------    -----------------   -----------------    -----------------
Income before income taxes, extraordinary items
   and pro forma income taxes ...................            55,218               28,150               7,791                1,280
Income taxes ....................................            22,007               10,401               2,822                   --
                                                  -----------------    -----------------   -----------------    -----------------
Income before extraordinary items and pro forma
   income taxes .................................            33,214               17,749               4,969                1,280
Extraordinary loss on early extinguishment
   of debt, net of tax ..........................           (12,741)                  --              (1,908)                  --
                                                  -----------------    -----------------   -----------------    -----------------
Net income before pro forma income taxes ........ $          20,473    $          17,749   $           3,061                1,280
                                                  =================    =================   =================
Pro forma income taxes (Unaudited)...............                                                                             435
                                                                                                                -----------------
Net income after pro forma income tax expense
   (Unaudited)  .................................                                                               $             845
                                                                                                                =================

Earnings per common and common equivalent share:
  Income before extraordinary item:
    Basic ....................................... $            0.89    $            0.71   $            0.28                   --
    Diluted ..................................... $            0.87    $            0.70   $            0.28                   --
  Net income:
    Basic ....................................... $            0.55    $            0.71   $            0.17                   --
    Diluted ..................................... $            0.53    $            0.70   $            0.17                   --
Weighted average number of common and common
    equivalent shares outstanding:
  Basic .........................................        37,359,364           24,848,760          17,857,936                   --
  Diluted .......................................        38,332,302           25,526,413          17,908,955                   --


 The accompanying notes are an integral part of these consolidated and combined financial statements.

                             BRISTOL HOTEL COMPANY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                             (Dollars in thousands)





                                               COMMON STOCK       ADDITIONAL  UNREALIZED   CUMULATIVE   RETAINED
                                          ----------------------   PAID-IN    GAIN (LOSS)  TRANSLATION  EARNINGS
                                            SHARES      AMOUNT     CAPITAL   ON SECURITIES ADJUSTMENT   (DEFICIT)      TOTAL
                                          ----------  ----------  ---------- ------------- -----------  ----------   ----------
Balance at January 31, 1995 ............   9,856,178  $       99  $  123,104   $       --   $       --  $       --   $  123,203
  Unrealized gain on securities, net ...          --          --          --          262           --          --          262
  Issuance of common stock .............   6,709,662          67     109,529           --           --          --      109,596
  Net of income ........................          --          --          --           --           --       3,061        3,061
                                          ----------  ----------  ----------   ----------   ----------  ----------   ----------

Balance at December 31, 1995 ...........  16,565,840         166     232,633          262           --       3,061      236,122
  Reclass securities to trading ........          --          --          --         (262)          --          --         (262)
  Employee stock options ...............          --          --         216           --           --          --          216
  Adjustment to offering costs for
    1995 common stock issuance .........          --          --      (1,668)          --           --          --       (1,668)
  Net income ...........................          --          --          --           --           --      17,749       17,749
                                          ----------  ----------  ----------   ----------   ----------  ----------   ----------

Balance at December 31, 1996 ...........  16,565,840         166     231,181           --           --      20,810      252,157
  Employee stock options ...............          --          --         296           --           --          --          296
  Exercise of employee stock options ...       6,619          --         114           --           --          --          114
  Issuance of stock in Holiday Inn
  Acquisition ..........................   9,361,308          93     267,874           --           --          --      267,967
  Issuance of common stock, net of
    costs ..............................   3,162,500          31     107,470           --           --          --      107,501
  Stock split ..........................  14,545,134         146          --           --           --        (146)          --
  Foreign currency translation .........          --          --          --           --          286          --          286
  Net income ...........................          --          --          --           --           --      20,473       20,473
                                          ----------  ----------  ----------   ----------   ----------  ----------   ----------

Balance at December 31, 1997 ...........  43,641,401  $      436  $  606,935   $       --   $      286  $   41,137   $  648,794
                                          ==========  ==========  ==========   ==========   ==========  ==========   ==========


 The accompanying notes are an integral part of these consolidated and combined financial statements.

                             BRISTOL HOTEL COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                      HARVEY HOTEL COMPANIES (PREDECESSOR)
                       COMBINED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                                                                                  HARVEY HOTEL
                                                                       BRISTOL HOTEL COMPANY                        COMPANIES
                                                    ---------------------------------------------------------   ------------------
                                                                                                 Eleven
                                                       Year Ended          Year Ended         Months Ended        Month Ended
                                                    December 31, 1997   December 31, 1996   December 31, 1995   January 31, 1995
                                                    -----------------   -----------------   -----------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income .....................................  $          20,473   $          17,749   $           3,061   $           1,280
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation and amortization ................             39,690              18,377              13,505                 309
    Amortization of deferred financing fees ......              2,749               2,062                  --                  --
    Other ........................................                 --                  --                 602                  --
    Equity in earnings of joint ventures .........             (1,399)                 --                  --                  --
    Compensation expense recognized for
      employee stock options .....................                410                 216                  --                  --
    Unrealized gain on marketable securities .....                 --                (378)                 --                  --
    Non-cash portion of extraordinary item,
      net of tax .................................             11,009                  --               1,908                  --
  Changes in assets and liabilities:
    Changes in working capital ...................              1,645                (684)               (714)                641
    Decrease (increase) in restricted cash .......             (6,214)             (2,449)              2,860                 (84)
    Distributions from joint ventures ............                650                  --                  --                  --
    Increase (decrease) in other liabilities .....                217                (460)             (4,260)                421
    Deferred tax provision .......................              5,805               6,171                (326)                 --
                                                    -----------------   -----------------   -----------------   -----------------

       Net cash provided by operating
         activities ..............................             75,035              40,604              16,636               2,567
                                                    -----------------   -----------------   -----------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Improvements to property and equipment .........            (54,071)            (93,936)            (60,941)               (721)
  Purchases of property and equipment,
    net of associated debt .......................            (86,977)             (6,300)            (20,000)                 --
  Sales of property and equipment ................                 --                  --               4,711                  --
  Holiday Inn Acquisition, net of costs ..........           (400,159)                 --                  --                  --
  Sales of marketable securities .................                 --                 726                  --               1,928
                                                    -----------------   -----------------   -----------------   -----------------

       Net cash provided by (used in)
         investing activities ....................           (541,207)            (99,510)            (76,230)              1,207
                                                    -----------------   -----------------   -----------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from Refinancing ......................            600,000                  --                  --                  --
  Proceeds from New Credit Facility ..............            560,000                  --                  --                  --
  Repayment of New Credit Facility ...............           (560,000)                 --                  --                  --
  Paydown of Senior Notes ........................            (40,000)                 --                  --                  --
  Proceeds from Offering, net of costs ...........            107,852                  --                  --                  --
  Early extinguishment of long-term debt .........           (133,540)                 --                  --                  --
  Distributions to predecessor equity holders ....                 --                  --              (4,140)             (8,009)
  Additions to notes receivable - partners .......                 --                  --                  --                 488
  Principal payments and extinguishment of
    long-term debt ...............................             (7,058)             (4,826)           (156,612)               (121)
  Proceeds from issuance of long-term debt .......             43,410              66,976             123,387                  --
  Payment of offering costs ......................                 --              (1,342)                 --                  --
  Proceeds from affiliate ........................                 --                  --              19,900                  --
  Proceeds from initial public offering,
    net of offering costs ........................                 --                  --              88,557                  --
  Dividend paid to minority partner ..............                 --                  --                (335)                 --
  Decrease in accounts receivable affiliate ......                 --                  --                 542                  --
  Decrease (increase) in deferred charges
    and other non-current assets ..................           (22,991)             (5,142)             (9,212)                316
                                                    -----------------   -----------------   -----------------   -----------------

      Net cash provided by (used in)
         financing activities ....................            547,673              55,666              62,087              (7,326)
                                                    -----------------   -----------------   -----------------   -----------------


 The accompanying notes are an integral part of these consolidated and combined financial statements.

                             BRISTOL HOTEL COMPANY
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                      HARVEY HOTEL COMPANIES (PREDECESSOR)
                 COMBINED STATEMENTS OF CASH FLOWS (CONTINUED)
                             (Dollars in thousands)


                                                                                                                  HARVEY HOTEL
                                                                       BRISTOL HOTEL COMPANY                       COMPANIES
                                                      -------------------------------------------------------  -----------------
                                                                                                 Eleven
                                                          Year Ended         Year Ended       Months Ended       Month Ended
                                                      December 31, 1997  December 31, 1996  December 31, 1995  January 31, 1995
                                                      -----------------  -----------------  -----------------  -----------------
Net increase (decrease) in cash and
  cash equivalents .................................  $          81,501  $          (3,240) $           2,493  $          (3,552)

Cash and cash equivalents at beginning of period ...              4,666              7,906              5,413              4,118
                                                      -----------------  -----------------  -----------------  -----------------

Cash and cash equivalents at end of period .........  $          86,167  $           4,666  $           7,906  $             566
                                                      =================  =================  =================  =================

Supplemental cash flow information:
  Interest paid ....................................  $          39,706  $          17,696  $          17,111  $             330
                                                      =================  =================  =================  =================
  Income taxes paid ................................  $          10,942  $           3,543  $           2,685  $              --
                                                      =================  =================  =================  =================

Non-cash investing and financing activities:
  Debt assumed to acquire property
    and equipment ..................................  $          21,813  $              --  $          12,100  $              --
                                                      =================  =================  =================  =================
  Sale of non-hotel properties for assumption
    of liabilities .................................  $              --  $              --  $           4,723  $              --
                                                      =================  =================  =================  =================
  Purchase of minority interest for common stock ...  $              --  $              --  $           1,110  $              --
                                                      =================  =================  =================  =================

Common stock issued in Holiday Inn Acquisition .....  $         267,967  $              --  $              --  $              --
                                                      =================  =================  =================  =================


 The accompanying notes are an integral part of these consolidated and combined financial statements.

                             BRISTOL HOTEL COMPANY

                      HARVEY HOTEL COMPANIES (PREDECESSOR)

            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


1.    ORGANIZATION

      Bristol Hotel Company (the "Company") is a Delaware corporation which was incorporated in November 1994 and began operations after the acquisitions of Harvey Hotel Company, Ltd. and its subsidiaries (together, "Harvey Hotel Companies" or "Predecessor") and United Inns, Inc. ("United Inns") (collectively, the "Combination"). The Company owns 86 hotels and manages 15 additional hotels, two of which are owned by joint ventures in which the Company owns a 50% interest. The properties, which contain approximately 28,800 rooms, are located in 22 states, the District of Columbia and Canada. The Company acquired the ownership and/or management of 60 of these properties on April 28, 1997 (the "Holiday Inn Acquisition"). The Combination and the Holiday Inn Acquisition are more fully described in Note 3.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION

      The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. The combined financial statements of the Predecessor include the accounts of Harvey Hotel Company and related entities, all of which were under common control. The owners of these entities combined their interests for the purpose of forming a new entity which was acquired by the Company. The accounts of United Inns and its subsidiaries are included from February 1, 1995, the date of acquisition. The results of operations of the hotels acquired in the Holiday Inn Acquisition have been included in the Company's financial statements since April 28, 1997. All significant intercompany accounts and transactions have been eliminated.

      CASH AND CASH EQUIVALENTS

      Cash and cash equivalents include unrestricted cash in banks and cash on hand. Liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

      TRADING SECURITIES

      Marketable securities consist primarily of equity securities and mutual fund shares. Equity securities have been classified as either: (i) available-for-sale, which are reported at fair value, with net unrealized gains and losses excluded from earnings and reported as a separate component of changes in equity; or (ii) trading securities, which are reported at fair value, with unrealized holding gains and losses for trading securities included in earnings. At December 31, 1997 and 1996, all marketable securities owned by the Company were classified as trading securities.

      ACCOUNTS RECEIVABLE

      Accounts receivable in the balance sheets are expected to be collected within one year and are net of estimated uncollectible amounts of $2,259,000 and $344,000, at December 31, 1997 and 1996, respectively.

      Valuation and qualifying accounts consist of allowance for doubtful accounts as follows (in thousands):

                                                                                Write-Off of
                                                         Balance at  Charged to   Amounts     Balance at
                                                         Beginning   Costs and   Previously     End of
                                                         of Period    Expenses    Reserved      Period
                                                         ----------  ---------- ------------  ----------
      Company

         Year ended December 31, 1997 .................  $      344  $    2,306  $     (391)  $    2,259
         Year ended December 31, 1996 .................         620         251        (527)         344
         Eleven months ended December 31, 1995 ........         221         796        (397)         620

                             BRISTOL HOTEL COMPANY

                      HARVEY HOTEL COMPANIES (PREDECESSOR)

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      INVENTORY

      Inventory, consisting primarily of food and beverage products as well as consumable supplies, is carried at the lower of cost or market. Cost is determined on the first-in, first-out basis.

      DEFERRED CHARGES AND OTHER NONCURRENT ASSETS

      Deferred charges and other noncurrent assets consist primarily of financing costs which are amortized over the life of the related loan. The amounts reported in the balance sheets at December 31, 1997 and 1996, are net of accumulated amortization of $1,965,000 and $2,144,000, respectively.

      PROPERTY AND EQUIPMENT

      The Company recorded the Combination and the Holiday Inn Acquisition on the basis of an allocation of the purchase price based on the fair market value of the assets acquired at the date of acquisition. Subsequent additions and improvements are capitalized at their cost, including interest costs associated with the renovation of certain hotels.
      Interest capitalized during the years ended December 31, 1997 and 1996 was $1,628,000 and $2,100,000, respectively.

      The cost of normal repairs and maintenance that does not significantly extend the life of the property and equipment is expensed as incurred. Depreciation is computed on a straight-line method over the estimated useful lives of the assets, as follows:

                                              BRISTOL HOTEL COMPANY        HARVEY HOTEL COMPANIES
                                              ---------------------        ----------------------
         Buildings                                 35-40 years                  31-35 years
         Furniture, fixtures and equipment         3-15 years                     7 years
         Automobiles and trucks                      3 years                      3 years
         Leasehold improvements               Lease term or useful          Lease term or useful
                                            life, whichever is less       life, whichever is less

      Depreciation and amortization expense recorded for the years ended December 31, 1997 and 1996, and the eleven months ended December 31, 1995 was $39.7 million, $18.4 million, and $13.5 million, respectively.

      The Company has adopted Statement of Financial Accounting Standards No. 121, "Accounting for Impairment of Long- Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). As of December 31, 1997 and 1996, no impairment losses have been incurred. The assets, which were classified as available for sale as of December 31, 1996, were reclassified to held and used in the second quarter of 1997.

      RESTRICTED CASH

      Restricted cash consists of (i) funds placed in reserve for the replacement of furniture, fixtures and equipment, and (ii) tax and insurance reserves. The Company is required to deposit monthly with various lenders amounts of three to four percent of hotel revenues for replacement reserves plus the tax and insurance escrow. As tax and insurance payments are made and improvements are completed, the Company is reimbursed from the reserves.

                             BRISTOL HOTEL COMPANY

                      HARVEY HOTEL COMPANIES (PREDECESSOR)

       NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      ADOPTION OF RECENT ACCOUNTING PRONOUNCEMENTS

      In February 1997, Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128") was issued. Under SFAS 128, basic earnings per share ("EPS") is computed by dividing net earnings by the weighted average number of shares of common stock outstanding during the period. SFAS 128 replaces fully diluted EPS, which the Company was not previously required to report, with EPS, assuming dilution ("diluted EPS"). The Company calculates diluted EPS assuming all outstanding options to purchase common stock have been exercised at the beginning of the year (or the time of issuance, if later). The dilutive effect of the outstanding options is reflected by application of the treasury stock method, whereby the proceeds from the exercised options are assumed to be used to purchase common stock at the average market price during the period. The Company adopted SFAS 128 effective December 15, 1997. All prior period EPS data have been restated. The effect of this accounting change on previously reported EPS data is not significant. The following table reconciles the computation of basic EPS to diluted EPS:

                                                                                  PER SHARE
                                                        NET EARNINGS  SHARES       AMOUNT
                                                        ------------ ----------   ---------
                                                      ($ in thousands)
         For the year ended December 31, 1997:
           Income before extraordinary item
              per share ...............................  $   33,214  37,359,364    $ 0.89

           Effect of options ..........................          --     972,938
                                                         ----------  ----------
           Income before extraordinary item per
              share, assuming dilution ................  $   33,214  38,332,302    $ 0.87
                                                         ==========  ==========

           Net income per share .......................  $   20,473  37,359,364    $ 0.55

           Effect of options ..........................          --     972,938
                                                         ----------  ----------
           Net income per share, assuming dilution ....  $   20,473  38,332,302    $ 0.53
                                                         ==========  ==========

         For the year ended December 31, 1996:
           Income before extraordinary item
              per share ...............................  $   17,749  24,848,760    $ 0.71

           Effect of options ..........................          --     677,653
                                                         ----------  ----------
           Income before extraordinary item per
              share, assuming dilution ................  $   17,749  25,526,413    $ 0.70
                                                         ==========  ==========

           Net income per share .......................  $   17,749  24,848,760    $ 0.71

           Effect of options ..........................          --     677,653
                                                         ----------  ----------
           Net income per share, assuming dilution ....  $   17,749  25,526,413    $ 0.70
                                                         ==========  ==========

         For the 11 months ended December 31, 1995:
           Income before extraordinary item
              per share ...............................  $    4,969  17,857,936    $ 0.28

           Effect of options ..........................          --      51,019
                                                         ----------  ----------
           Income before extraordinary item per
              share, assuming dilution ................  $    4,969  17,908,955    $ 0.28
                                                         ==========  ==========

           Net income per share .......................  $    3,061  17,857,936    $ 0.17

           Effect of options ..........................          --      51,019
                                                         ----------  ----------
           Net income per share, assuming dilution ....  $    3,061  17,908,955    $ 0.17
                                                         ==========  ==========

Earnings per share have been retroactively adjusted for the effect of stock splits.

                             BRISTOL HOTEL COMPANY

                      HARVEY HOTEL COMPANIES (PREDECESSOR)

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      FOREIGN CURRENCY TRANSACTIONS

      As part of the Holiday Inn Acquisition, the Company acquired six hotels in Canada. Results of operations for those hotels are maintained in Canadian dollars and translated using average exchange rates during the period. Currency transaction losses are included in net income and were $303,000 for the year ended December 31, 1997. Assets and liabilities are translated to U.S. dollars using the exchange rate in effect at the balance sheet date. Resulting translation adjustments are reflected in stockholders' equity as a cumulative foreign currency translation adjustment. Cumulative currency translation gains included in stockholders' equity at December 31, 1997 were $286,000.

      INCOME TAXES

      Company

           The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

      Predecessor

           Harvey Hotel Company and related entities are partnership or S-Corporation entities, and income or loss for federal income tax purposes is allocated to the individual partners or shareholders. Accordingly, no recognition has been given to income taxes in the combined financial statements. However, pro forma income tax expense, at an effective rate of 34%, has been included in the combined statements of income in order to reflect the impact on the income of Harvey Hotel Companies.

           Harvey Hotel Corporation accounted for the tax effect of net income or loss in accordance with SFAS 109. However, because of the changes in ownership (see Note 1), realization of the benefit of the accumulated losses is uncertain and, therefore, has not been recorded in the combined financial statements.

      EARNINGS PER SHARE

      Earnings per share is determined by dividing net income by the weighted average number of common and common equivalent shares outstanding during the year. The 1995 weighted average shares outstanding has been calculated using the treasury stock method and as if Holdings' shares of 1,768,000 (see Note 3) had been outstanding since February 1, 1995. The 1997 and 1996 weighted average shares is calculated using the treasury stock method, giving effect to the common equivalent shares outstanding as of December 31, 1997 and 1996. The common equivalent shares include officer and director stock options which have been deemed exercised at the issue date using the treasury method for the purposes of computing earnings per share. The Company has no other potentially dilutive securities.

      All weighted average share and per share data presented are calculated in accordance with SFAS 128, which calls for both basic and diluted weighted average share presentation. All prior period amounts have been restated in accordance with SFAS 128. The Company believes that there has been no impact on its financial statements from the implementation of SFAS 128, as the weighted average shares previously used in calculating earnings per share are the same as the diluted weighted average shares calculated under SFAS 128.

                             BRISTOL HOTEL COMPANY

                      HARVEY HOTEL COMPANIES (PREDECESSOR)

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      EARNINGS PER SHARE (continued)

      On June 23, 1997, the Company's Board of Directors declared a three-for-two stock split, effective in the form of a stock dividend for shareholders of record June 30, 1997, which was distributed July 15, 1997 (the "Stock Split"). All per share data and the average common and common equivalent shares issued and outstanding have been adjusted to reflect the Stock Split for all periods presented.

      USE OF ESTIMATES

      The Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

      RECLASSIFICATIONS

      Certain financial statement items from the prior years for the Company and the Predecessor have been reclassified to conform with the current presentation.

3.    ACQUISITIONS

      UNITED INNS ACQUISITION

      On January 27, 1995, United/Harvey Holdings L.P. ("Holdings") acquired the common stock of United Inns for an aggregate purchase price of $67 million plus the assumption of United Inns' liabilities. The acquisition was accounted for as a purchase and the purchase price was allocated to the net assets acquired. Under the acquisition agreement, Holdings, Harvey Hotel Companies, H. K. Huie, Jr., the Harvey Management Equity Holders and the other parties thereto, the following occurred: (1) Holdings contributed to the Company all of the outstanding capital stock of United Inns, approximately $15.1 million in cash and certain cash advances previously made for the benefit of Harvey Hotel Companies in exchange for an aggregate of 68.1% of the Company's Common Stock; (2) the Harvey Management Equity Holders collectively contributed to the Company 46.4% of the outstanding partnership interests in Harvey Hotel Companies in exchange for an aggregate of 20.6% of the Company's Common Stock; and
      (3) Mr. Huie contributed 25.3% of his 50.6% outstanding partnership interest in Harvey Hotel Companies for 11.3% of the Company's Common Stock. In addition, Mr. Huie and two of his daughters sold to the Company approximately 27.3% of the outstanding partnership interests in Harvey Hotel Companies for approximately $15.1 million in cash plus interest.

      As a result of these transactions, Holdings, Mr. Huie and the Harvey Management Equity Holders became the stockholders of the Company, the Company became the sole stockholder of United Inns, the Company became the indirect owner of 99% of the outstanding partnership interests in Harvey Hotel Companies, and in connection therewith, a wholly owned subsidiary of the Company became the managing general partner of Harvey Hotel Companies. Subsequently, one of Mr. Huie's daughters, who did not participate in the Combination, sold her 1.0% limited partnership interest in Harvey Hotel Companies (See Note 15).

      The aggregate purchase price for Harvey Hotel Companies of $55 million in stock and cash including the interests contributed by the Harvey Management Equity Holders and Mr. Huie has been allocated, along with acquisition costs of $1 million, to the net assets acquired. The net assets contributed were valued at their estimated fair value on the basis of an independent valuation performed by Holdings and as a result of the cash paid for the 27.3% owned by Mr. Huie and his two daughters. The excess of the purchase price over the net assets acquired of $71.5 million was principally allocated to land and buildings in accordance with the purchase method of accounting.

                             BRISTOL HOTEL COMPANY

                      HARVEY HOTEL COMPANIES (PREDECESSOR)

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


3.    ACQUISITIONS (CONTINUED)

      UNITED INNS ACQUISITION (continued)

      The consolidated statements of income for the Company includes the results of operations for United Inns from February 1, 1995.

      The following unaudited pro forma summary presents the combined results of Harvey Hotel Companies as if United Inns had been acquired at the beginning of 1995. The pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations that would actually have resulted had the acquisition been in effect on the date indicated (in thousands):

                                                             (Unaudited)
                                                             Month Ended
                                                           January 31, 1995
                                                           ----------------
          Total revenues .................................     $13,142
          Net income after extraordinary gain and
             pro forma income tax expense ................     $ 1,111

      HOLIDAY INN ACQUISITION

      On April 28, 1997, the Company acquired the ownership of 45 full-service Holiday Inns and the management of an additional 15 Holiday Inn properties, three of which were owned by joint ventures in which the Company acquired a 50% interest (the owned hotels, management contracts and joint venture interests, collectively referred to as the "Holiday Inn Assets"). As consideration for the Holiday Inn Acquisition, the Company paid $398 million in cash and issued 9,381,308 shares (pre-Stock Split) of its common stock. The acquisition has been accounted for as a purchase and the results of operations of the Holiday Inn Assets have been included in the consolidated financial statements since April 28, 1997. The purchase price, including liabilities assumed in the acquisition (principally deferred tax liabilities) was allocated to the assets acquired, based upon their fair market values. The excess of the purchase price over the estimated fair market value of the net assets acquired was recorded as goodwill and is being amortized over 40 years.

      The following unaudited pro forma summary presents the results of the Company as if the Holiday Inn Acquisition and related refinancing pursuant to the New Credit Facility (see Note 6) had occurred at the beginning of 1996. The pro forma results have been prepared for comparative purposes only and are not indicative of the results of operations that would have occurred had the Holiday Inn Acquisition occurred on the date indicated.

                                                                (Unaudited)
                                                              1997      1996
                                                            --------  --------
                                                              (in thousands)
          Total revenues .................................  $626,047  $571,876
          Income before extraordinary item ...............  $ 41,165  $ 31,981
          Net income .....................................  $ 29,762  $ 31,981

                             BRISTOL HOTEL COMPANY

                      HARVEY HOTEL COMPANIES (PREDECESSOR)

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


3.    ACQUISITIONS (CONTINUED)

      OTHER ACQUISITIONS

      In addition to the Holiday Inn Acquisition, the Company completed the following single-asset acquisitions in 1997 and 1996:

                                                                                                    Mortgage
                 Date                                         Number          Purchase                Debt
               Acquired                Location              of Rooms          Price                 Assumed
               --------                --------              --------         --------              --------
             December 1997        Milpitas (San Jose), CA       305        $ 4.25 million(1)      $          --
             December 1997        Philadelphia, PA              364        $25.50 million         $13.4 million
             October 1997         St. Louis, MO                 318        $18.00 million         $ 8.4 million
             January 1997         Chicago, IL                   378        $35.00 million         $          --
             May 1996             Plano, TX                     161        $ 6.30 million         $          --

      (1) The Holiday Inn - Milpitas was previously owned by a joint venture in which the Company owned a 50% interest. The Company purchased the remaining 50% interest in the venture for $4.25 million and, concurrently with the acquisition, repaid all outstanding debt associated with the property of $25.7 million.

4.    PROPERTY AND EQUIPMENT

      Property and equipment consists of the following (in thousands):

                                                         December 31, 1997  December 31, 1996
                                                         -----------------  -----------------
             Land .......................................   $   169,611       $    50,528
             Buildings ..................................     1,152,383           406,682
             Furniture, fixtures and equipment ..........       162,045            74,827
                                                            -----------       -----------
                                                              1,484,039           532,037
                 Less accumulated depreciation ..........       (76,172)          (26,091)
                                                            -----------       -----------
                                                              1,407,867           505,946
             Assets held for sale (net of accumulated
                 depreciation of $0 and  $4,980)  .......            --            38,279
             Construction in progress ...................        31,300             8,339
                                                            -----------       -----------
                                                            $ 1,439,167       $   552,564
                                                            ===========       ===========

      The Company's properties are predominantly full-service hotels that operate in the upscale and mid-price with food and beverage segments of the lodging industry under franchise agreements primarily with Holiday Inn. The Company seeks to maintain a geographically diverse portfolio of hotels to offset the effects of regional economic cycles. The Company operates properties in 22 states, the District of Columbia and Canada, including 13 hotels in California, 11 in Georgia, 27 in Texas, seven in Florida, and six in Canada.

      During fiscal year 1996, the Company classified certain limited-service hotels as assets held for sale pursuant to the provisions of SFAS 121. During 1997, the Company reclassified these assets as held and used, therefore recording depreciation expense on these assets. The results of operations for these limited-service properties included in the income statement for the years ended December 31, 1997, 1996 and 1995 were (in thousands):

                                                          Year Ended December 31,
                                                       ----------------------------
                                                         1997      1996      1995
                                                       --------  --------  --------
             Total revenues .........................  $ 13,464  $ 16,398  $ 14,552
             Operating income .......................     2,186     5,580     4,020

                             BRISTOL HOTEL COMPANY

                      HARVEY HOTEL COMPANIES (PREDECESSOR)

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


5.    MARKETABLE SECURITIES

      In 1995, the Company classified certain equity securities as Available-for-Sale Securities (per Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities"). Unrealized gains were reported as a separate component of stockholders' equity. In May 1996, management resolved to sell the equity securities, and accordingly, the securities were reclassified as Trading Securities and an unrealized gain of approximately $450,000 was recorded in earnings in 1996. These securities were sold in August 1996.

6.    LONG-TERM DEBT

      Long-term debt consists of the following (in thousands):

                                                                    December 31, 1997   December 31, 1996
                                                                    -----------------   -----------------
       Senior Notes
           11.22% due December 18, 2000 (net of discount) ........  $          29,469   $          68,340
       Mortgage loans
           Fixed rate:
              7.66% due October 27, 2009 .........................            455,000                  --
              7.458% due November 11, 2007 .......................            144,834                  --
              8% due December 31, 2002 ...........................             40,263              42,126
              8.55% due January 11, 2016 .........................             14,324              14,626
              9% due October 1, 2005 .............................             13,401                  --
              9.5% due August 1, 2005 ............................              8,366                  --
              Non-interest bearing due December 31, 2002 .........              7,950               9,086
              7.25% due September 30, 1997 .......................                 --               8,110
           Variable rate:
              7.75% Senior Term Facility due December 18, 1998 ...                 --              66,976
              10.26% due January 31, 2000 ........................                 --               9,300
              10.25% due December 31, 1999 .......................                 --               6,899
              8.5% due September 30, 1997 ........................                 --               1,500
       Other long-term debt ......................................                345               4,329
       Capital leases ............................................              3,367               1,402
                                                                    -----------------   -----------------
                                                                              717,319             232,694
           Less current portion ..................................             (8,455)            (15,769)
                                                                    -----------------   -----------------
                     Long-term debt, excluding current portion ...  $         708,864   $         216,925
                                                                    =================   =================

      The mortgages are amortized using varying methods as provided in the individual debt agreements. Substantially all of the Company's properties and equipment are pledged as collateral on mortgage obligations.

      The Company obtained the financing for the Holiday Inn Acquisition under a new senior term facility which provided for up to $560 million aggregate amount of term loan borrowings (the "New Credit Facility").
      The New Credit Facility was utilized to repay existing debt of approximately $134 million, to fund the cash portion of the Holiday Inn Acquisition and related closing costs. The Company repaid $108 million of borrowings from the New Credit Facility in May 1997 with proceeds from the Offering (as defined in Note 10). The treatment of the extraordinary costs related to the repayment of debt is more fully described in Note 8.

      On October 28, 1997, the Company completed the refinancing of the existing $560 million New Credit Facility. The new financing (the "Refinancing") has two tranches: (a) $145 million at a fixed interest rate of 7.458%, a term of 10 years, and secured by 15 hotel properties; and, (b) $455 million at a fixed interest rate of 7.66%, a term of 12 years, and secured by 62 hotel properties.

                             BRISTOL HOTEL COMPANY

                      HARVEY HOTEL COMPANIES (PREDECESSOR)

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


6.    LONG-TERM DEBT (CONTINUED)

      The Company prepaid $40 million of its 11.22% Senior Secured Notes (the "Senior Notes") in December 1997. In conjunction with the prepayment, the Company amended the Senior Note indenture to allow for a more flexible prepayment schedule. In connection with the Refinancing, Bristol Hotel Operating Company, a wholly owned subsidiary of the Company, became a joint and several guarantor of the Senior Notes along with Bristol Hotel Asset Company.

      As discussed in Note 15, portions of the mortgage loans associated with three of the Company's properties have been allocated to a third party.

      The aggregate maturities of long-term debt for the five years subsequent to December 31, 1997, are as follows (in thousands):

          Year ended December 31,
                    1998  ........................   $  8,455
                    1999  ........................      8,387
                    2000  ........................     38,421
                    2001  ........................      9,146
                    2002  ........................     34,230
                          Thereafter .............    618,680
                                                     --------
                                                     $717,319
                                                     ========

7.    INCOME TAXES

      Components of income tax expense from continuing operations for the years ended December 31, 1997 and 1996 and the eleven months ended December 31, 1995, consist of the following (in thousands):

                                      1997      1996      1995
                                    --------  --------  --------
              Federal:
                  Current.........  $ 12,683  $  4,486  $  3,245
                  Deferred........     4,637     5,301      (579)
              State:
                  Current.........     1,837       282       190
                  Deferred........       509       332       (34)
              Canada:
                  Current.........     1,618        --        --
                  Deferred........       723        --        --
                                    --------  --------  --------
                                    $ 22,007  $ 10,401  $  2,822
                                    ========  ========  ========

      Components of income tax benefit from extraordinary items for the years ended December 31, 1997 and 1996, consist of the following (in thousands):

                                                          1997      1996
                                                        --------  --------
              Federal:
                  Current ............................  $  7,358  $     --
                  Deferred ...........................        --        --
              State:
                  Current ............................     1,098        --
                  Deferred ...........................        --        --
                                                        --------  --------

                                                        $  8,456  $     --
                                                        ========  ========

                             BRISTOL HOTEL COMPANY

                      HARVEY HOTEL COMPANIES (PREDECESSOR)

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


7.    INCOME TAXES (CONTINUED)

      The Company estimates that its effective tax rate for 1997 approximated 39.9%. The actual income tax expense for the year ended December 31, 1997, is computed by applying the U. S. federal statutory income tax rate, adjusted as follows:

              Income tax expense at the U. S. federal statutory rate ...................  35.0%
              State income taxes, net of federal benefit ...............................   3.6%
              Permanent differences and effect of higher Canadian tax rates ............   1.3%
                                                                                          ----
                                                                                          39.9%
                                                                                          ====

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1997 and December 31, 1996, are as follows (in thousands):

                                                                      1997      1996
                                                                    --------  --------
              Purchase accounting adjustments to
                 land and building ...............................  $248,866  $ 85,134
              Other ..............................................       994        --
                                                                    --------  --------
                  Gross deferred tax liabilities .................   249,860    85,134
                                                                    --------  --------
              Tax credit and NOL carryforwards ...................     4,011     5,502
              Accrued reserves ...................................     1,823     2,192
              Other ..............................................     1,496     1,821
                                                                    --------  --------
              Gross deferred tax asset ...........................     7,330     9,515
              Valuation allowance ................................        --        --
                                                                    --------  --------
              Deferred tax asset .................................     7,330     9,515
                                                                    --------  --------

                  Net deferred tax liability .....................  $242,530  $ 75,619
                                                                    ========  ========

      The gross deferred tax liabilities relate principally to the temporary differences caused by the purchase accounting adjustments recorded as a result of the Combination and the Holiday Inn Acquisition. For financial reporting purposes, the transactions were recorded under the principles of purchase accounting and, accordingly, the basis of the assets have been adjusted to fair market value. For tax reporting purposes, the transactions resulted in the bases of the assets and liabilities being carried forward at their adjusted bases with some adjustment for certain gains recognized on the acquisition. This differing treatment has created book bases in excess of tax bases and, accordingly, the related deferred tax liabilities associated with these differences have been recorded. As the Company depreciates and amortizes the bases of its assets for book and tax purposes, it will record an expense for depreciation and amortization in excess of that claimed for tax purposes. This reversal of the temporary differences established through purchase accounting will result in the Company recording a credit to deferred tax expense for the tax effect of these differences.

      The remaining deferred tax assets are expected to be realized in future periods through use of existing tax NOL and tax credit carryforwards.

                             BRISTOL HOTEL COMPANY

                      HARVEY HOTEL COMPANIES (PREDECESSOR)

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


7.    INCOME TAXES (CONTINUED)

      For federal tax reporting purposes, net operating losses of $8,988,000 and tax credits of $657,000 generated by United Inns and Harvey Hotel Corporation in prior years are available to be carried forward to periods expiring as follows (in thousands):

             Year of Expiration                    Federal NOL     Tax Credits
             ------------------                    -----------     -----------
                    2001 ...................       $        --     $       142
                    2002 ...................                --             154
                    2003 ...................                --             158
                    2004 ...................                --             103
                    2005 ...................             3,924              58
                2006 to 2010 ...............             5,064              42
                                                   -----------     -----------
                                                   $     8,988     $       657
                                                   ===========     ===========

      The losses and credits are subject to an annual loss limitation equivalent of approximately $4.8 million due to the changes in ownership of United Inns and Harvey Hotel Corporation which occurred in 1995.
      These carryforwards are further limited as they were incurred prior to the ownership of United Inns and Harvey Hotel Corporation by the Company. Accordingly, these carryforwards are available only to offset income and taxes associated with the operations of the hotels that generated them.

8.    EXTRAORDINARY ITEMS

      On April 28, 1997, the Company recognized an extraordinary loss of $2.2 million ($1.3 million, net of tax) related to the early extinguishment of debt with proceeds from the New Credit Facility. The Company incurred $479,000 of prepayment penalties and wrote off $1.7 million in deferred financing costs.

      The Company refinanced the New Credit Facility in October 1997 and recognized an extraordinary loss of $14.0 million ($8.4 million, net of tax) related to the early extinguishment of the New Credit Facility. The loss on extinguishment reflects the write-off of deferred financing fees related to the New Credit Facility.

      The Company prepaid a portion of its Senior Notes on December 16, 1997. The Company prepaid $40 million of principal, and recognized an extraordinary loss of $5.0 million ($3.0 million, net of tax). The extraordinary loss reflects the $2.4 million in prepayment penalties paid by the Company for the Senior Notes, as well as the write-off of approximately $2.6 million of deferred financing fees and discount on the Senior Notes.

9.    ACCOUNTS PAYABLE AND ACCRUED EXPENSES

      Accounts payable and accrued expenses consist of the following (in thousands):

                                                                      DECEMBER 31, 1997  DECEMBER 31, 1996
                                                                      -----------------  -----------------
              Accounts payable .....................................  $           2,921  $           1,689
              Accrued payroll, payroll taxes and benefits ..........             15,480              5,208
              Accrued interest .....................................              3,738                993
              Accrued hotel operating expenses .....................              1,405                858
              Accrued Holiday Inn Acquisition
                  costs/conversion costs ...........................              1,104                 --
              Other ................................................              2,718              1,878
                                                                      -----------------  -----------------
                                                                      $          27,366  $          10,626
                                                                      =================  =================

                             BRISTOL HOTEL COMPANY

                      HARVEY HOTEL COMPANIES (PREDECESSOR)

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


10.   STOCKHOLDERS' EQUITY

      On April 28, 1997, the Company's shareholders voted to amend the Company's certificate of incorporation to increase the number of authorized shares of common stock from 75,000,000 to 150,000,000. As part of the consideration for the Holiday Inn Acquisition, the Company issued 9,381,308 shares (pre-split) of its common stock.

      On May 16, 1997, the Company issued 2,750,000 (pre-Stock Split) shares of its common stock at a price of $36 per share (the "Offering"). The Company issued an additional 412,500 shares (pre-Stock Split) on May 28, 1997, pursuant to an over-allotment agreement with the underwriters of the Offering. Proceeds from the issuances were approximately $108 million (net of costs of $6.3 million).

      NON-EMPLOYEE DIRECTOR OPTIONS

      The Company instituted a Stock Option Plan for Non-Employee Directors (the "Director Plan") in 1995. Only members of the board who are not employees of the Company or an employee of a 10% beneficial owner or an affiliate thereof will be eligible for option grants thereunder (an "Eligible Director"). An Eligible Director receives an option to purchase 7,500 shares of Common Stock at an exercise price equal to the market value on the date the individual becomes a director, and those options shall become exercisable 34% at the first next annual shareholders' meeting at which the individual is a director, and 33% at each of the next two consecutive years during which the individual is a director. In addition, the Eligible Director will receive options to purchase 7,500 shares at each annual meeting during which the individual is a director, exercisable on the date of the next annual shareholders' meeting at which the individual is a director. As of December 31, 1997, a total of 52,500 options had been granted to the three Eligible Directors on the board, 25,050 of which are currently exercisable.

      EMPLOYEE OPTIONS

      Under the Amended and Restated 1995 Equity Incentive Plan, the Company may award to participating officers and employees, options to purchase the Company's stock. Employee stock options may be granted to officers and employees with an exercise price generally not less than the fair market value of the common stock at the date of grant. Options expire at 10 years from date of grant. Options issued prior to December 31, 1995, have cliff vesting from 1998 - 2000 and options issued on or after January 1, 1996, vest ratably over a four- or five-year period from the date of the grant. There were 2,069,441 employee options outstanding at December 31, 1997, of which 82,800 were exercisable.

      SFAS 123 DISCLOSURE

      In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), effective for fiscal years beginning after December 15, 1995. SFAS 123 encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Pronouncement Bulletin Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Accordingly, compensation cost for stock options is measured as the excess, if any, of the market price of the Company's stock at the date of the grant over the amount the employee must pay to acquire the stock. The Company, therefore, does not believe that the implementation of SFAS 123 has had a material adverse impact on the Company's financial position or results of operations.

                             BRISTOL HOTEL COMPANY

                      HARVEY HOTEL COMPANIES (PREDECESSOR)

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


10.   STOCKHOLDERS' EQUITY (CONTINUED)

      SFAS 123 DISCLOSURE (continued)

      However, had compensation cost for these plans been determined consistent with the method of SFAS No. 123, the Company's net income and earnings per share would have been reduced to the following pro forma amounts (dollars in thousands):

                                                 YEAR ENDED         YEAR ENDED     ELEVEN MONTHS ENDED
                                             DECEMBER 31, 1997   DECEMBER 31, 1996  DECEMBER 31, 1995
                                             -----------------   ----------------- -------------------
             Net Income      As Reported      $    20,473          $   17,749         $    3,061
                             Pro Forma             19,060              16,865              2,621
             Basic EPS       As Reported             0.55                0.71               0.17
                             Pro Forma               0.51                0.68               0.15
             Diluted EPS     As Reported             0.53                0.70               0.17
                             Pro Forma               0.50                0.67               0.15

      A summary of the status of the Company's stock option plan at December 31, 1997, 1996 and 1995, (adjusted for Stock Split) and changes during the years then ended is presented in the table and narrative below:

                                                1997                        1996                          1995
                                    --------------------------- ---------------------------  ----------------------------
                                               WEIGHTED AVERAGE            WEIGHTED AVERAGE              WEIGHTED AVERAGE
                                      SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE     SHARES     EXERCISE PRICE
                                    ---------- ---------------- ---------- ----------------  ----------  ----------------
      Outstanding at January 1 ...   1,613,363   $    10.57      1,190,766    $     8.41             --    $       --
      Options granted ............     520,400        25.06        435,000         16.39      1,190,766          8.41
      Options exercised ..........      (6,929)       16.47             --            --             --
      Options expired ............      (4,893)        9.78        (12,403)         8.33             --            --
                                    ----------   ----------     ----------    ----------     ----------    ----------

      Options outstanding at
         December 31 .............   2,121,941   $    14.10      1,613,363    $    10.57      1,190,766    $     8.41
                                    ==========   ==========     ==========    ==========     ==========    ==========

      Options exercisable at
         December 31 .............     107,850   $    16.60          5,100    $    15.00             --            --
                                    ==========   ==========     ==========    ==========     ==========    ==========

      Weighted average fair value
         of options ..............  $     7.82                  $     5.76                   $     4.11
                                    ==========                  ==========                   ==========

      The 2,121,941 options outstanding at December 31, 1997, have exercise prices between $8.33 and $28.25 with a weighted average exercise price of $14.10 and a weighted average remaining contractual life of 8.1 years.
      At December 31, 1997, 107,850 of these options (with a weighted average exercise price of $16.60) are exercisable.

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1997, 1996 and 1995; risk-free interest rates from 5.30% to 7.04%; no expected dividend yields; expected lives of one to seven years; expected volatility of 33.37%.

                             BRISTOL HOTEL COMPANY

                      HARVEY HOTEL COMPANIES (PREDECESSOR)

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


11.   OPERATING LEASES

      The Company leases certain land, office space and equipment under noncancellable operating lease commitments. Minimum rentals due under these agreements for the next five years and thereafter are as follows (in thousands):

             Year Ended December 31,
                       1998 .....................       $  11,933
                       1999 .....................          11,976
                       2000 .....................          12,046
                       2001 .....................          12,029
                       2002 .....................          11,887
                    Thereafter ..................         216,075
                                                        ---------
                                                        $ 275,946
                                                        =========

      Leases include long-term ground leases for certain hotels, generally with renewal options. Certain leases contain provisions for the payment of contingent rentals based on a percentage of sales.

      The Company leases certain hotel space to third-party vendors. Future minimum rentals to be received under noncancellable operating leases that have initial or remaining lease terms in excess of one year are as follows (in thousands):

             Year Ended December 31,
                       1998 .....................       $    3,582
                       1999 .....................            3,562
                       2000 .....................            3,289
                       2001 .....................            3,116
                       2002 .....................            2,720
                    Thereafter ..................           13,868
                                                        ----------
                                                        $   30,137
                                                        ==========

12.   MANAGEMENT CONTRACTS

      The Company acquired the management of 15 hotels in the Holiday Inn Acquisition, three of which were owned by joint ventures in which the Company owned a 50% interest. The purchase price allocated to these contracts at April 28, 1997 was $4.4 million and is being amortized on a straight-line basis over the remaining lives of the agreements, which range from one to 11 years. The amortization of the purchase price recorded in 1997 was $878,000. Management fee income was $4.9 million in 1997, $2.5 million in 1996, and $1.4 million in 1995. These management contracts may contain provisions which allow the third- party owner to terminate the contract for such reasons as sale of the property, for cause or without cause. Therefore, the Company cannot guarantee that it will continue to manage these properties to the contract expiration date.

      The Company acquired the remaining 50% interest in one of the joint ventures in which it was a partner in December 1997. (See Note 13.)

13.   INVESTMENTS IN JOINT VENTURES

      The Company acquired 50% interests in three joint ventures in the Holiday Inn Acquisition. The purchase price allocated to these joint ventures was approximately $12 million and is being amortized on a straight-line basis over the estimated life of the assets acquired. Amortization expense of $308,000 was recorded in 1997.

                             BRISTOL HOTEL COMPANY

                      HARVEY HOTEL COMPANIES (PREDECESSOR)

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


13.   INVESTMENTS IN JOINT VENTURES (CONTINUED)

      On December 11, 1997, the Company acquired the remaining 50% interest in the Milpitas Joint Venture for $4.25 million. Concurrently with the acquisition, the Company paid off all outstanding debt related to the property of $25.7 million. None of the original $12 million purchase price allocated to the joint ventures in the Holiday Inn Acquisition was attributed to the Milpitas Joint Venture.

14.   BENEFITS

      Health (including fully insured term life and accidental death and dismemberment), dental and disability coverage is provided to the Company's employees through the Welfare Benefit Trust (the "Trust"). The Company maintains varying levels of stop-loss and umbrella insurance policies to limit the Company's per occurrence and aggregate liability in any given year. Actual claims and premiums on stop-loss insurance, medical and disability policies are paid from the Trust. The Trust is funded through a combination of employer and employee contributions. The Trust also pays work-related injury claims which are funded by the employer for its employees in Texas. Since April 1, 1995, all employees have been eligible for participation in the benefits provided through the Trust. The Company provided $6.1 million and $2.9 million related to these benefits for the years ended December 31, 1997 and 1996, respectively.

      The Company offers a Profit Sharing Plan and Trust ("401(k) Plan") to certain employees. The 401(k) Plan is designed to be a qualified trust under Section 401(a) of the Internal Revenue Code. Under the 401(k) Plan, eligible employees are allowed to defer up to 16% of their income on a pretax basis through contributions to the Plan; however, only the first 6% of pretax income is subject to matching by the Company. The Company may elect to make matching contributions of up to 50% of the employees' matchable contributions subject to certain performance measures of the Company. The Company provided for matching contributions for the years ended December 31, 1997 and 1996 totaling $1.5 million and $135,000, respectively.

15.   COMMITMENTS AND CONTINGENCIES

      Substantially all of the Company's hotel properties are (or will be in the next year) operated pursuant to franchise or license agreements ("Franchise Agreements"), primarily with Holiday Inn Franchising, Inc. or its affiliates. The Company also operates hotels under franchise agreements with Marriott International, Inc., Hampton Inn (a division of Promus Hotels, Inc.), Ramada Franchise Systems, Inc. and Days Inn Inc. of America Franchising Inc. The Franchise Agreements generally require the payment of a monthly royalty fee based on gross room revenue and various other fees associated with certain marketing or advertising and centralized reservation services, also generally based on gross room revenues. The Franchise Agreements have various durations through the year 2017, and generally may not be terminated without the payment of substantial fees. Franchise fees of $19.5 million and $4.1 million were paid during the years ending December 31, 1997 and 1996, respectively.

      The Franchise Agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of the hotels which are established by the franchisors to maintain uniformity in the system created by each such franchisor. Such standards generally regulate the appearance of the hotel, quality and type of goods and services offered, signage and protection of trademarks. Compliance with such standards may from time to time require significant expenditures for capital improvements.

      The Company is currently involved in certain guest and customer claims, employee wage claims and other disputes arising in the ordinary course of business. In the opinion of management, the pending litigation will not have a materially adverse effect on the Company's financial position or results of operations.

      In connection with the administration of the Dallas County Probate Court of the estate of the deceased wife of H.K. Huie, Jr., one of Mr. Huie's daughters (the "Plaintiff"), alleged self dealing and breach of duty and

                             BRISTOL HOTEL COMPANY

                      HARVEY HOTEL COMPANIES (PREDECESSOR)

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


15.   COMMITMENTS AND CONTINGENCIES (CONTINUED)

      trust by Mr. Huie as executor and testamentary trustee under his wife's will and in connection with his actions as the managing general partner of Harvey Hotel Company and related partnerships and ventures (the "Probate Proceeding"). Several of the Company's officers and certain subsidiaries were also named defendants in the Probate Proceeding. In November 1995, the Company and the Plaintiff entered into a settlement agreement and release (the "Settlement Agreement") pursuant to which Plaintiff agreed to release the Company, including its subsidiaries, from the lawsuit. Pursuant to the Settlement Agreement, the Company paid an aggregate of $2.4 million for the Plaintiff's 1% interest in Harvey Hotel Company and a full release from all claims and causes of action.
      However, at that time, the named officers remained defendants in the Probate Proceeding. In the summer of 1996, during continuing mediation with the officers, the Plaintiff threatened the Company with further action, claiming fraud and misrepresentation in the negotiation of the
      November 1995 Settlement Agreement.   In August 1996, there was a final
      resolution of the Probate Proceeding, a result of which the Company paid an additional $0.75 million for the full satisfaction of all claims and causes of action which could be asserted against the Company, its subsidiaries or its officers. The Company had reserved $1.65 million for this litigation. As a result, the Company recognized $0.9 million ($0.6 million after tax) as other income during the third quarter of 1996.

      On March 28, 1997, the Company paid approximately $663,000 to the State of Tennessee Department of Revenue in full settlement of all claims for franchise and excise tax related to United Inns, Inc.

      All of the owned hotels of the Company have undergone Phase I environmental assessments which generally provide a physical inspection and data base search but not soil or groundwater analysis. In addition, most of the Company's hotels have been inspected to determine the presence of asbestos-containing materials ("ACM's"). While ACM's are present in certain of the Company's properties, operations and maintenance programs for maintaining such ACM's have been implemented, or the ACM's have been scheduled to be or have been abated, at such hotels. None of the environmental assessments conducted to date have revealed any environmental condition that management believes would have a material adverse effect on the Company's business, assets or results of operations, nor is management aware of any such condition. However, it is possible that these assessments have not revealed all potential environmental liabilities or that there are material environmental liabilities of which management is not aware.

      In September 1995, the Company disposed of certain of its non-hotel properties to HH Land Company, L.P. ("HH Land Company"). Upon acquisition of the non-hotel properties, HH Land Company assumed all liabilities associated with the non-hotel properties through a formal indemnification agreement, including environmental liabilities associated with the properties. The Company remains contingently liable for the environmental costs associated with the properties. At such time that the Company determines that it is not probable that HH Land Company will fully pay the remediation costs related to the disposed properties, the Company will recognize such liabilities.

      The Company leases the land underlying several of its hotels under various long-term leases through the year 2063. Lease payments under the agreements were $11.0 million and $2.6 million in 1997 and 1996, respectively.

                             BRISTOL HOTEL COMPANY

                      HARVEY HOTEL COMPANIES (PREDECESSOR)

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


15.   COMMITMENTS AND CONTINGENCIES (CONTINUED)

      The Company and Mr. Huie, representing various land ventures, are co-borrowers of funds secured by Harvey Hotel - DFW Airport, Harvey Hotel
      - Dallas, Bristol Suites, and the various related land parcels. The Company and Mr. Huie agreed to an assignment of the debt to the various unrelated land ventures resulting in the assignment of 23.73%, 24.24% and 22.18% of the debt associated with the borrowings for each property, respectively. The related land parcels underlying each hotel are owned by Mr. Huie through the land ventures. The total debt and the amount allocated to Mr. Huie are as follows (in thousands):

                                                           1997                  1996
                                                    --------------------  --------------------
                                                      Total    Allocated    Total    Allocated
                                                      Debt      to Huie     Debt      to Huie
                                                    ---------  ---------  ---------  ---------
              Harvey Hotel - DFW Airport .........  $  24,275  $   5,762  $  25,581  $   6,071
              Harvey Hotel - Dallas ..............      7,442      1,802      7,600      1,843
              Bristol Suites .....................     19,378      4,298     20,756      4,604

      The Company is jointly and severally liable in the event of nonpayment by Mr. Huie of the debt allocated. For December 31, 1997 and 1996, the allocated amounts have not been reflected in the consolidated financial statements of the Company. However, the Company does not record interest expense on the allocated debt because payments made to Mr. Huie are appropriately recorded as rental expense under the related land leases. The land parcels at the respective hotels are security for the additional liability.

16.   RELATED PARTY TRANSACTIONS

      HOTEL PROPERTIES AGREEMENT

      Concurrently with the Holiday Inn Acquisition, the Company, and Holiday Corporation and its affiliates (collectively, "HC") entered into a hotel properties agreement (the "Hotel Properties Agreement"). Pursuant to the Hotel Properties Agreement, the Company will offer to HC the opportunity to enter into a standard HC franchise agreement for each hotel that Bristol acquires, manages or develops that meets specified criteria. The Hotel Properties Agreement requires that 85% of the rooms in the Company's owned, leased and managed hotels be operated under a Holiday Inn brand, subject to certain limitations and approvals. The above provisions of the Hotel Properties Agreement will expire the earlier of
      (i) the date that HC terminates its obligation at any time following 24 months after the Holiday Inn Acquisition (the "Holiday Notice") or (ii) the date that HC no longer holds a controlling interest in the franchisor of the Holiday Inn brands.

      Additionally, the Company has a right of first refusal on any entity or other interest meeting certain criteria that HC wishes to acquire or develop, subject to certain limitations. HC can terminate its obligation under this provision in accordance with the Holiday Notice.

      The Company has agreed to enter into Franchise Agreements with HC pursuant to which certain Bristol properties will be rebranded to Holiday Inn brands, subject to normal franchising procedures. Franchise fees for these rebranded hotels will equal 0% of room revenue for 1997, 1% in 1998, 3% in 1999 and 5% in 2000. Amounts paid to HC pursuant to Franchise Agreements and related marketing, advertising and reservation services were $21.8 million in 1997, including $13.1 million for franchise royalty fees and $4.5 million of franchise marketing fees.

                             BRISTOL HOTEL COMPANY

                      HARVEY HOTEL COMPANIES (PREDECESSOR)

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


16.   RELATED PARTY TRANSACTIONS (CONTINUED)

      INTERIM SERVICES AGREEMENT

      The Company entered into an interim services agreement (the "ISA Agreement") with Holiday Hospitality Corporation ("HHC") for HHC to provide certain accounting, payroll, employee benefit, training, treasury, management information and construction and design services to Bristol for a transition period following the Holiday Inn Acquisition. In consideration for such services, the Company reimbursed HHC for the estimated cost incurred in connection with providing the services, totaling $1.3 million for the year ended December 31, 1997. The ISA Agreement expired in October 1997.

17.   FAIR VALUE

      The Company has estimated the fair value of its financial instruments at December 31, 1997 and 1996, as required by Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments." The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are reasonable estimates of their fair values. Marketable securities are carried at fair value, which is determined based upon quoted market prices. The carrying values of variable and fixed rate debt are reasonable estimates of their fair values.

18.   QUARTERLY FINANCIAL DATA (UNAUDITED)

      The unaudited consolidated quarterly results of operations for the Company and the unaudited combined quarterly results of operations for the Predecessor are as follows (in thousands):

                                                                                     1995
                                                       ---------------------------------------------------------------------
                                                       HARVEY HOTEL           BRISTOL HOTEL COMPANY
                                                        COMPANIES     FEBRUARY TO    SECOND        THIRD           FOURTH
                                                       JANUARY 1995      MARCH       QUARTER       QUARTER         QUARTER
                                                       ------------  ------------- ------------  ------------   ------------
      Revenues ......................................  $      5,943  $     29,910  $     43,040  $     46,205   $     46,040
      Operating income ..............................         1,932         6,221         8,016         5,484          6,874
      Income (loss) before extraordinary item .......         1,280         2,268         2,056          (290)           935
      Net income (loss) .............................         1,280         2,268         2,056          (290)          (973)
      Earnings per common share:
          Income (loss) before extraordinary item:
             Basic ..................................            --  $       0.13  $       0.12  $      (0.02)  $       0.05
             Diluted ................................            --  $       0.13  $       0.12  $      (0.02)  $       0.05
          Net income (loss):
             Basic ..................................            --  $       0.13  $       0.12  $      (0.02)  $      (0.05)
             Diluted ................................            --  $       0.13  $       0.12  $      (0.02)  $      (0.05)
      Weighted average number of common and
          common equivalent shares:
             Basic ..................................            --    17,436,267    17,436,267    17,436,267     18,967,108
             Diluted ................................  .         --    17,460,202    17,479,061    17,479,953     19,050,967


                             BRISTOL HOTEL COMPANY

                      HARVEY HOTEL COMPANIES (PREDECESSOR)

      NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (CONTINUED)


18.    QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                              1996
                                                       --------------------------------------------------
                                                                      BRISTOL HOTEL COMPANY
                                                          FIRST       SECOND        THIRD       FOURTH
                                                         QUARTER      QUARTER      QUARTER      QUARTER
                                                       -----------  -----------  -----------  -----------
       Revenues .....................................  $    49,677  $    51,237  $    58,571  $    52,355
       Operating income .............................       10,318       11,282       16,073        9,093
       Income before extraordinary item .............        3,863        4,375        6,835        2,676
       Net income ...................................        3,863        4,375        6,835        2,676
       Earnings per common share:
          Income before extraordinary item:
             Basic ..................................  $      0.16  $      0.18  $      0.28  $      0.11
             Diluted ................................  $      0.15  $      0.17  $      0.27  $      0.10
          Net income:
             Basic ..................................  $      0.16  $      0.18  $      0.28  $      0.11
             Diluted ................................  $      0.15  $      0.17  $      0.27  $      0.10
       Weighted average number of common and
          common equivalent shares:
          Basic .....................................   24,848,760   24,848,760   24,848,760   24,848,760
          Diluted ...................................   25,511,455   25,552,515   25,530,737   25,524,361



                                                                               1997
                                                       ------------------------------------------------------
                                                                        BRISTOL HOTEL COMPANY
                                                           FIRST        SECOND        THIRD        FOURTH
                                                          QUARTER       QUARTER      QUARTER       QUARTER
                                                       ------------  ------------  ------------  ------------
       Revenues .....................................  $     58,261  $    131,615  $    163,005  $    151,637
       Operating income .............................        13,301        26,909        32,252        25,434
       Income before extraordinary item .............         4,410         9,622        12,066         7,116
       Net income (loss) ............................         4,410         8,284        12,066        (4,287)
       Earnings per common share:
          Income (loss) before extraordinary item:
             Basic ..................................  $       0.18  $       0.26  $       0.28  $       0.16
             Diluted ................................  $       0.17  $       0.25  $       0.27  $       0.16
          Net income (loss):
             Basic ..................................  $       0.18  $       0.22  $       0.28  $      (0.10)
             Diluted ................................  $       0.17  $       0.22  $       0.27  $      (0.10)
       Weighted average number of common and
          common equivalent shares:
          Basic .....................................    24,848,760    37,041,425    43,635,401    43,636,444
          Diluted ...................................    25,796,808    37,997,744    44,643,133    44,629,022

       Earnings per common share amounts and weighted average number of common and common equivalent shares have been retroactively adjusted to reflect the July 15, 1997 Stock Split and calculated in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share." The sum of the earnings (loss) per common share for the four quarters differs from the annual earnings per common share due to the required method of computing the weighted average number of shares in the respective periods.

19.    SUBSEQUENT EVENT - OMAHA ACQUISITION

       On February 2, 1998, the Company announced that it had entered into a definitive agreement to acquire 20 midwestern hotels. Under the transaction, the Company will acquire by merger Omaha Hotel, Inc. and will purchase an individual hotel. The total consideration for these assets is as follows: $19.1 million in cash, $40.9 million of assumed debt and 1.43 million shares of the Company's common stock. The portfolio consists of nine full-service Holiday Inns, five Holiday Inns Express hotels, five Hampton Inns and one Homewood Suites with locations in Omaha, Nebraska; Moline, Illinois; Davenport, Iowa; central Kansas and Midland/Odessa, Texas. The acquisition is anticipated to close in April 1998.

20.    SUBSEQUENT EVENT - PROPOSED MERGER

       On March 24, 1998, the Company announced a proposed merger with FelCor Suite Hotels, Inc. ("FelCor"), subject to approval by shareholders of both companies and final documentation. Under the terms of the proposed merger, FelCor will acquire the real estate holdings and associated debt of the Company in return for 31.7 million shares of newly issued FelCor stock. Prior to the merger, the Company will spin off, as a taxable dividend, all of its non-real estate holdings into a newly formed public company to be known as Bristol Hotels & Resorts, Inc. ("New Bristol").

       Each of the Company's outstanding common shares will be exchanged for .685 shares of FelCor common stock. In addition, Bristol shareholders will receive a taxable distribution of one share of New Bristol common stock for each share of Bristol.

       The merger is expected to close by the end of June 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FELCOR SUITE HOTELS INC.



Date:   April 21, 1998             By:    /s/  Lawrence D. Robinson
                                       ------------------------------
                                          Lawrence D. Robinson
                                          Senior Vice President, General Counsel
                                          and Secretary

                                INDEX TO EXHIBITS



    EXHIBIT
      NO.                               EXHIBITS
    -------                             --------

      2.1      Agreement and Plan of Merger by and between FelCor Suite Hotels,
               Inc. and Bristol Hotel Company dated as of March 23, 1998

     23.1      Consent of Arthur Andersen LLP

     23.2      Consent of Price Waterhouse LLP
